Exhibit 16.1

DeCoria,

 Maichel

 & Teague

  A PROFESSIONAL SERVICES FIRM

January 7, 2005

Daybreak Mines, Inc.

P.O. Box 370

Osburn, ID 83849

Dear Mr. Lavigne:

This is to confirm that the client-auditor relationship between Daybreak Mines, Inc. (Commission File Number 0-50107) and DeCoria, Maichel & Teague P.S. has ceased. Thank you for allowing our firm to serve you.

Sincerely,

DeCoria, Maichel & Teague P.S.

CC: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

VIA FACSIMILE: 202-942-9656